UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2006 (December 20, 2006)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors; Election of Directors.

On December 21, 2006, the Boards of Directors of Hertz Global Holdings, Inc. (“Hertz Holdings”) and its indirect subsidiary, The Hertz Corporation (“Hertz”), elected Mark P. Frissora, who currently serves as Chief Executive Officer and a director of Hertz Holdings and Hertz, to become Chairman of the Boards of Hertz Holdings and Hertz (the “Boards”) effective January 1, 2007, succeeding Craig R. Koch, whose previously reported retirement as a director and Chairman of the Boards will take effect on that date.  Hertz Holdings and Hertz received notice from Mr. Koch on December 20, 2006, of his intended retirement date.

On December 21, 2006, the Boards also elected Brian A. Bernasek, a Principal of The Carlyle Group, as a director of the Boards.  Mr. Bernasek will fill the unexpired term of William E. Conway, Jr., whose previously reported resignation took effect on December 21, 2006.  As previously reported by Hertz Holdings in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 15, 2006, Mr. Bernasek will serve as a member of the Compensation Committee of each of the Boards.

ITEM 7.01 Regulation FD Disclosure

On December 21, 2006, Hertz Holdings issued press releases announcing the election of Mr. Frissora to replace Mr. Koch as Chairman of the Boards, and the election of Mr. Bernasek to replace Mr. Conway as a director.  Copies of the press releases issued in connection therewith are attached hereto as Exhibits 99.1 and 99.2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press Release of Hertz Holdings dated December 21, 2006.

Exhibit 99.2 Press Release of Hertz Holdings dated December 21, 2006.

Exhibits  99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President
and Chief Financial Officer

Date:  December 21, 2006